EX 10.1

AMENDMENT NO. 1 TO THE
ATMEL CORPORATION
2005 STOCK PLAN
(AS AMENDED AND RESTATED MAY 18, 2011)
The Atmel Corporation 2005 Stock Plan, as amended and restated May 18, 2011 (as amended to date, the “Plan”), is hereby amended as follows:

1.	Amendments to Section 4(a).

(a)	The first sentence of Section 4(a) of the Plan is hereby amended by deleting the term “133,000,000” and substituting the term “158,000,000” in its place and stead.

(b)
Footnote 1 to Section 4(a) of the Plan is hereby amended and restated in its entirety to read as follows: “1. Includes 58,000,000 Shares approved by the Company's Stockholders on May 14, 2008, 19,000,000 Shares approved by the Company's Stockholders on May 18, 2011 and 25,000,000 Shares approved by the Company's Stockholders on May 9, 2013.”

(c)
The second paragraph of Section 4(a) is hereby amended by inserting the following after the fourth sentence therein: “Shares that would otherwise be issued or delivered under the Plan but are not issued or delivered because the Shares are repurchased by the Company with Option exercise proceeds will not become available for future grant or sale under the Plan.”

2.	Amendments to Section 4(b).

(a)	The second paragraph of Section 4(b) of the Plan is hereby amended by inserting the words “but prior to May 9, 2013” after the date “May 18, 2011” in each of the second and fifth lines thereof.

(b)	Section 4(b) of the Plan is hereby amended by inserting a new paragraph at the end thereof as follows:
“Any Shares subject to Restricted Stock, Restricted Stock Units, and Stock Purchase Rights granted on or after May 9, 2013 will be counted against the numerical limits of this Section 4 as one and 57/100 (1.57) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any Restricted Stock, Restricted Stock Units, and Stock Purchase Rights granted on or after May 9, 2013 are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to this Section 4, one and 57/100 (1.57) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

3.	Amendments to Section 5(c).

(a)
Section 5(c)(ii) of the Plan is hereby amended (i) by inserting the words “or SAR exchange program” after the words “Option Exchange Program” and (ii) by inserting the words “or SAR” after each instance of the word “Option” in the second line thereof.

(b)	Section 5(c)(iii) of the Plan is hereby amended (i) by inserting the words “or SARs” after the word “Options” in the first line thereof.